EXHIBIT 16.2
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        Statement Under Oath of Principal Executive Officer and Principal
    Financial Officer Regarding Facts and Circumstances Relating to Exchange
                                   Act Filings

I, Larry F Vance, state and attest that:

1. To the best of my knowledge, based upon a review of the covered reports of Earth Search Sciences, Inc. and subsidiaries, and, except as corrected or supplemented in a subsequent covered report: no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2. In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report": March 31, 2002 of Earth Search Sciences, Inc.; all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Earth Search Sciences, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and any amendments to any of the foregoing.



/s/ Larry F Vance                                               Date: 8/8/02
--------------------------
Larry F Vance
Chairman and Director


Subscribed and sworn to before me this 8th day of August 2002.


/s/ Patricia L. Shinn
--------------------------
Patricia L. Shinn
Notary Public
My Commission Expires: 10/15/03

        Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange
                                   Act Filings

I, Rory J Stevens, state and attest that:

3. To the best of my knowledge, based upon a review of the covered reports of Earth Search Sciences, Inc. and subsidiaries, and, except as corrected or supplemented in a subsequent covered report: no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

4. In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report": March 31, 2002 of Earth Search Sciences, Inc.; all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Earth Search Sciences, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and any amendments to any of the foregoing.


/s/ Rory J Stevens                                               Date: 8/8/02
---------------------------
Rory J Stevens
Chief Financial Officer and Director


Subscribed and sworn to before me this 8th day of August 2002.

/s/ Patricia L. Shinn
---------------------------
Patricia L. Shinn
Notary Public
My Commission Expires: 10/15/03